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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): June 12, 2001

UNIVISION COMMUNICATIONS INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

Commission File Number: 001-12223            I.R.S. Employer Identification Number: 95-4398884

1999 Avenue of the Stars, Suite 3050
Los Angeles, California
(Address of Principal Executive Offices)

90067
(Zip Code)

Tel: (310) 556-7676
(Registrant's Telephone Number, Including Area Code)

UNIVISION COMMUNICATIONS INC. AND SUBSIDIARIES

        This Form 8-K/A of Univision Communications Inc. (the "Company") is being filed to amend and restate in its entirety Item 2 of the Company's Current Report on Form 8-K filed on June 26, 2001.

Item 2.    Other Events.

        On December 7, 2000, the Company announced that it had agreed to purchase the broadcasting assets of USA Networks, Inc. ("USA") in a transaction that the Company will account for as a purchase of assets. The Company will acquire 13 fully owned full-power television stations, minority interests in four additional full-power television stations and Stationworks, the master control operating system, from USA Broadcasting for $1.1 billion in cash. The fully owned stations are in the key markets of Los Angeles, New York, Chicago, Philadelphia, Boston, Miami, Dallas, Atlanta, Tampa, Houston, Cleveland and Orlando, and the minority-interest stations are in San Francisco, Washington, Denver and St. Louis. The acquisition will expand the Company's ability to serve the Hispanic community and will provide the Company with duopolies in seven of the top eight Hispanic markets. The acquisition was approved by the Board of Directors of each company and has received the required regulatory approvals from the Federal Trade Commission and Federal Communications Commission.

        All of the stations are currently operated in the English language and primarily represent a small number of the affiliates of Home Shopping Network. Effective January 2002, the stations will cease operating in English and will commence operating in the Spanish language as affiliates of a new Network to be formed by Univision. Accordingly, since the stations were not a separate business, the Company will not provide historical financials for these stations since their operations will be totally changed and past results would not be indicative of future results or helpful to a reader in attempting to analyze the operations of the stations on a going forward basis.

        On June 12, 2001, the Company purchased the stock of the USA Broadcasting subsidiaries that operate the stations in Miami, Dallas and Atlanta, the Stationworks facility and the four minority interest stations for a total price of approximately $295 million. The three acquired stations will be converted from English-language to Spanish-language stations, which will broadcast programming provided by the Company's new network that will be launched in the first quarter of 2002. The funds for this closing came from a new $500,000,000 acquisition credit facility, which the Company obtained from Goldman Sachs Credit Partners L.P. The Company also used the new acquisition credit facility to refinance its existing $100,000,000 temporary credit facility with BNP Paribas and Chase Manhattan Bank. The Company plans to purchase the remaining stations from USA Broadcasting no later than January 2002.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

UNIVISION COMMUNICATIONS INC. (Registrant)

January 21, 2003 Los Angeles, California	By	/s/ C. DOUGLAS KRANWINKLE C. Douglas Kranwinkle Executive Vice President

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UNIVISION COMMUNICATIONS INC. AND SUBSIDIARIES
  Item 2. Other Events .
SIGNATURE